EXECUTION COPY

                          PNC MORTGAGE ACCEPTANCE CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2001-C1


                             UNDERWRITING AGREEMENT
                             ----------------------


                                 March 29, 2001



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

PNC Capital Markets, Inc.
One PNC Plaza, 19th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

ABN AMRO Incorporated
135 South LaSalle Street
Chicago, IL 60603

Deutsche Banc Alex. Brown Inc.
31 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

         PNC Mortgage Acceptance Corp., a Missouri corporation (the "Depositor"), proposes to sell to Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc., ABN AMRO Incorporated and Deutsche Banc Alex. Brown Inc. (together, the "Underwriters") the Commercial Mortgage Pass-Through Certificates identified in Schedule I hereto (the "Certificates") pursuant to this Underwriting Agreement, dated March 29, 2001 (this "Agreement"), between the Depositor, PNC Bank, National Association ("PNC") and the Underwriters. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Depositor and consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans").

         The Mortgage Loans will be acquired by the Depositor as follows:

               (1) Certain of the Mortgage Loans (the "Morgan Stanley Loans") will be acquired by the Depositor from Morgan Stanley Dean Witter Mortgage Capital Inc.



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         ("MSDWMC") pursuant to a mortgage loan purchase agreement dated March
         26, 2001 (the "MSDWMC Purchase Agreement") between the Depositor and MSDWMC.

               (2) Certain of the Mortgage Loans (the "PNC Loans") will be acquired by the Depositor from PNC pursuant to a mortgage loan purchase agreement dated March 26, 2001 (the "PNC Purchase Agreement") between the Depositor and PNC.

               (3) On the Closing Date MSDWMC will acquire the certificates representing all of the ownership interests in the PNC Bank Commercial Mortgage Owner Trust NS I and the PNC Bank Commercial Mortgage Owner Trust NS II (the "Owner Trusts") from Midland Loan Services, Inc. ("MLS") and Anthracite Capital, Inc. ("Anthracite") pursuant to an Owner Trust Certificate Purchase Agreement dated March 26, 2001 between MSDWMC, Anthracite and MLS (the "Owner Trust Purchase Agreement"). MSDWMC will subsequently exercise its right as owner of a majority of the Owner Trust certificates to purchase all of the mortgage loans owned by the Owner Trusts (the "Owner Trust Loans"). Under the Owner Trust Purchase Agreement, MLS made the representations and warranties regarding the Owner Trust Loans and has the obligation to effect a cure with respect to, repurchase or substitute an Owner Trust Loan in the event of a material breach of a representation or warranty. On the Closing Date, the Owner Trust Loans will be acquired by the Depositor from MSDWMC pursuant to a separate mortgage loan purchase agreement, dated March 26, 2001 (the "MS/OT Purchase Agreement") between the Depositor and MSDWMC.

               (4) Certain Mortgage Loans (the "LaSalle Loans") will be acquired by the Depositor from LaSalle Bank National Association ("LaSalle") pursuant to a mortgage loan purchase agreement, dated March 26, 2001 (the "LaSalle Purchase Agreement"), between the Depositor and LaSalle.

         PNC, MLS, LaSalle and MSDWMC collectively constitute the "Mortgage Loan Sellers". Since MLS (and not MSDWMC) is responsible to the Trust Fund in respect of the representations and warranties that relate to the Owner Trust Loans, MLS is referred to as the Mortgage Loan Seller for purposes of the MS/OT Purchase Agreement. The MSDWMC Purchase Agreement, the PNC Purchase Agreement, the Owner Trust Purchase Agreement, the MS/OT Purchase Agreement and the LaSalle Purchase Agreement, are individually referred to as a "Mortgage Loan Purchase Agreement" and are collectively referred to as the "Mortgage Loan Purchase Agreements". Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Mortgage Loan Purchase Agreements.

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-52506) on Form S-3 for the registration of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to each Underwriter. The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Certificates and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the



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"Registration Statement"; the prospectus included in the Registration Statement, at the time the Registration Statement became effective, or as subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the "Base Prospectus"; any supplement to the form of prospectus relating to the Certificates, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented) is hereinafter called the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement, together, are hereinafter called the "Prospectus". Any preliminary form of the Prospectus that has heretofore been filed pursuant to Rule 424(b) is hereinafter called a "Preliminary Prospectus."


        Section 1       REPRESENTATIONS AND WARRANTIES.

        (a) The Depositor represents and warrants to each Underwriter as follows:

                (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement has been issued or is in effect, and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission; the Registration Statement as of the effective date thereof (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations"); all conditions to the use of Form S-3 and Rule 415 under the 1933 Act have been satisfied with respect to the Registration Statement as of the Effective Date thereof; and the information in the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the information in the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date (as hereinafter defined) will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the information therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Depositor makes no representations, warranties or agreements as to (A) the information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by Morgan Stanley & Co. Incorporated on behalf of itself or any other Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto (the "Underwriter Information"), or (B) any information contained in or omitted from any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by any Underwriter to the Depositor pursuant to Section 4 (c) hereof. The Depositor acknowledges that Underwriter Information means only the statements set forth in the Plan of Distribution, except for the last paragraph thereof, and the first three sentences of the last paragraph on the cover page of the Prospectus.

                (ii) There are no legal or governmental proceedings pending or, to the knowledge of the Depositor, threatened to which the Depositor is a party or to which any of the properties of the Depositor are subject that are required to be described in the Registration Statement or the Prospectus and that are not so described, nor are there any statutes, regulations, contracts or other documents to which the Depositor is a party or to which the Depositor or any


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of the properties of the Depositor are subject that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.


                (iii) The Depositor has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Missouri with the requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated March 1, 2001, between the Depositor, MLS, as master servicer and special servicer, Wells Fargo Bank Minnesota, N.A., as trustee and LaSalle, as certificate administrator.

                (iv) The execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement by the Depositor and the consummation of the transactions contemplated herein and therein by the Depositor and compliance by the Depositor with its obligations hereunder and thereunder have been duly authorized and will not (A) contravene any provision of the articles of incorporation or by-laws of the Depositor or (B) conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any provision of applicable law or contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it may be bound or to which any of the property or assets of the Depositor is subject, which conflict, breach, default, lien, charge or encumbrance is reasonably likely to materially and adversely affect the Depositor's ability to perform its obligations under this Agreement or the Pooling and Servicing Agreement.

                (v) The Certificates have been duly authorized for issuance and sale (or will have been so authorized prior to the issuance thereof) pursuant to this Agreement and the Pooling and Servicing Agreement. When issued, authenticated and delivered pursuant to the provisions of this Agreement and the Pooling and Servicing Agreement against payment of the consideration therefor in accordance with this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement, except as such enforceability may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, and
(B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. The Certificates and the Pooling and Servicing Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.

                (vi) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

                (vii) This Agreement has been, and as of the Closing Date the Pooling and Servicing Agreement will be, duly authorized, executed and delivered by the Depositor. This


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Agreement constitutes, and as of the Closing Date the Pooling and Servicing
Agreement will constitute, a legal, valid and binding agreement enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and
(C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to or are construed to provide indemnification from securities law liabilities.


                (viii) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor (A) will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor's right, title and interest in and to the Mortgage Loans free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens") granted by or imposed upon the Depositor, (B) will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer or cause to be transferred the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans, and upon delivery to the Underwriters of the Certificates pursuant hereto, each Underwriter will have good title to the Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor.

                (ix) The Depositor is not, and the issuance and sale of the Certificates in the manner contemplated by the Prospectus will not cause the Depositor or the Trust Fund to be subject to registration or regulation as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                (x) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates and not as a pledge of assets to secure debt. The consideration received by the Depositor upon the sale of the Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriters. The Depositor is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of its creditors.

                (xi) At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in
Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (the "Rating Agencies").

                (xii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and


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the Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Closing Date.


                (xiii) The Trust Fund will qualify as three separate real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"); the REMIC III Regular Certificates will constitute "regular interests" in a REMIC; and the Class R-I, Class R-II and Class R-III Interests will each constitute the sole class of "residual interests" in the related REMIC.

        (b)     PNC represents and warrants to each Underwriter as follows:

                (i) PNC is a national banking association with the requisite power and authority to enter into and perform all of its obligations under this Agreement.

                (ii) The execution, delivery and performance of this Agreement by PNC and the consummation of the transactions contemplated herein and therein by PNC and compliance by PNC with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not (A) contravene any provision of the articles of association or by-laws of PNC or (B) conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of PNC pursuant to, any provision of applicable law or contract, indenture, mortgage, loan agreement, note, lease or other instrument to which PNC is a party or by which it may be bound or to which any of the property or assets of PNC is subject, which conflict, breach, default, lien, charge or encumbrance is reasonably likely to materially and adversely affect PNC's ability to perform its obligations under this Agreement.

                (iii) This Agreement has been duly authorized, executed and delivered by PNC.

        (c) Each Underwriter represents and warrants to the Depositor that, as of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder.

        Section 2       PURCHASE AND SALE.

         Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties contained herein the Depositor shall sell to the several Underwriters, and each Underwriter shall, severally and not jointly, purchase from the Depositor, at the related purchase price, as set forth on Schedule I hereto, Certificates of each class having an actual amount as set forth on Schedule I hereto opposite their names. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from the Cut-off Date to but excluding the Closing Date.


        Section 3       DELIVERY AND PAYMENT.

         Payment of the aggregate purchase price for, and delivery of, the Certificates shall be made at 10:00 a.m. New York City time on March 30, 2001, which date and time may be



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postponed by agreement between the Underwriters and the Depositor (such time and date of payment and delivery, the "Closing Date"). Payment shall be made by wire transfer of immediately available funds to the Depositor by the Underwriters of the purchase prices of the Certificates as set forth in Schedule I to such bank as may be designated by the Depositor, against delivery of the Certificates. Delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"). Each class of Certificates will be represented by one or more definitive global Certificates to be deposited by or on behalf of the Depositor with DTC or the Trustee. The Certificates will be made available for examination by the Underwriters not later than 10:00 a.m. New York City time on the last business day prior to the Closing Date. The closing of the transactions contemplated hereby shall be made at the offices of Morrison & Hecker L.L.P., 2600 Grand Avenue, Kansas City, Missouri 64108, or at such other place as shall be agreed upon by the Underwriters and the Depositor.


        Section 4       OFFERING BY UNDERWRITER.

        (a) The Underwriters shall provide written information in respect of the plan of distribution to the Depositor expressly for use in the Preliminary Prospectus and the Prospectus.

        (b) It is understood that the Underwriters propose to offer the Certificates for sale as set forth in the Prospectus. It is further understood that the Depositor, in reliance upon Policy Statement 105, has not, and will not, file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Certificates. Each Underwriter therefore agrees that sales of the Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

        (c) In connection with the offering of the Certificates, the Underwriters may prepare and provide to prospective investors (x) computational materials ("Computational Materials") as defined in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, as well as the PSA Letter referred to below and (y) ABS term sheets ("ABS Term Sheets"), each as defined in the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter", and, together with the No-Action Letters described in clause (x) above, collectively, the "No-Action Letters"), subject to the following conditions (to which such conditions each Underwriter agrees, severally and not jointly, with respect to those Computational Materials, and ABS Term Sheets prepared by such Underwriter):

                (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend substantially in the form attached hereto as Exhibit
A. The Depositor shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this


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subsection (i) will be satisfied if all Computational Materials and ABS Term
Sheets referred to herein bear a legend in a form previously approved in writing by the Depositor.


                (ii) Each Underwriter shall provide the Depositor with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Depositor for use by such Underwriter. Each Underwriter shall provide to the Depositor, for filing on Form 8-K as provided in Section 5(k), copies (in such format as required by the Depositor) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed if filing in such format is permitted by the No-Action Letters. All Computational Materials and ABS Term Sheets described in this subsection (ii) must be provided to the Depositor not later than 10:00 a.m. New York City time one business day before filing thereof is required pursuant to the terms of this Agreement and in accordance with the No-Action Letters. No Underwriter shall provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Depositor pursuant to this subsection (ii) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this subsection (ii) for filing pursuant to Section 5(k)), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                (iii) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the mortgage pool that differ from the mortgage pool information as reflected in the Final Offering Document Information (as defined in the Indemnification Certificates, as amended or supplemented, between the respective Mortgage Loan Seller and the Depositor (collectively, the "Indemnification Certificates")) in any material respect, or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the Final Offering Document Information, (as defined in the Indemnification Certificates) and structuring assumptions used in the Prospectus, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Certificates, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Depositor pursuant to subsection (ii) above.

                (iv) The Depositor shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the related Underwriter, the Depositor will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated ____________" and accompanied by corrected Computational

Materials or ABS Term Sheets that are marked, "material previously dated ___________ as corrected." If, within the period during which the Prospectus relating to the Certificates is required to be delivered under the 1933 Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Depositor or the related Underwriter, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to the Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Depositor for filing with the Commission in a subsequent Form 8-K submission (subject to the Depositor's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which the parties acknowledge shall be at the expense of the Mortgage Loan Sellers under each of the Mortgage Loan Purchase Agreements between the related Mortgage Loan Seller and the Depositor, (including the Owner Trust Loans, under the Owner Trust Purchase Agreement)). As of the date that any Underwriter disseminates any Computational Materials or ABS Term Sheets, such Underwriter shall not have any knowledge or reason to believe that such Computational Materials or ABS Term Sheets contained any material error or omission and each Underwriter agrees to promptly notify the Depositor of any such material error or omission of which such Underwriter becomes aware. Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Final Offering Document Information, Preliminary Offering Document Information and Computational Information, each as defined in the Indemnification Certificates.


                (v) Each Underwriter shall be deemed to have represented, as of the Closing Date, that, except for Computational Materials and ABS Term Sheets provided to the Depositor pursuant to subsection (ii) above, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and each Underwriter shall provide the Depositor with a certification to that effect on the Closing Date.

                (vi) In the event of any delay in the delivery by any Underwriter to the Depositor of Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (ii) above, or in the delivery of the accountant's letter in respect thereof pursuant to Section 5(l), the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5(l) to file the Computational Materials and ABS Term Sheets by the time specified therein.

        (d) Each Underwriter further represents and warrants that, if and to the extent it has provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Certificates, all of the conditions set forth in subsection (c) above have been satisfied with respect thereto.


        Section 5       COVENANTS OF THE DEPOSITOR.

        The Depositor covenants with each Underwriter as follows:


        (a) The Depositor will give the Underwriters notice of its intention to file or prepare (i) any amendment to the Registration Statement at any time prior to the Closing Date or (ii) any amendment or supplement to the Prospectus (including any revised prospectus that the Depositor proposes for use by the Underwriters in connection with the offering of the Certificates and that differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) at any time during the period when a prospectus relating to the Certificates is required to be delivered under the 1933 Act, and the Depositor will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters shall reasonably object.

        (b)     The Depositor will promptly give each Underwriter notice of
(i) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Certificates, (ii) any written notification received by the Depositor of suspension of qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Depositor, threatening of any proceeding for that purpose. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

        (c) The Depositor will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule and, if necessary, within 15 days of the Closing Date, will transmit for filing by means reasonably calculated to result in filing with the Commission a report on Form 8-K for purposes of filing the Pooling and Servicing Agreement, and will promptly advise each Underwriter when the Prospectus Supplement or Form 8-K, as applicable has been so filed.

        (d) Upon request, the Depositor will deliver to each Underwriter and counsel to each Underwriter, without charge, a copy of the Registration Statement as originally filed and of each amendment thereto prior to the date hereof (including exhibits filed therewith or incorporated by reference therein).

        (e) The Depositor will furnish to each Underwriter, from time to time during the period when a prospectus relating to the Certificates is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.


        (f) If, during the period after the first date of the public offering of the Certificates in which a Prospectus relating to the Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Depositor will forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Depositor will furnish to each Underwriter a reasonable number of copies of such amendment or supplement.

        (g) The Depositor will endeavor to arrange for the qualification of the Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of Certificates; provided, however, that the Depositor shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

        (h) The Depositor will use the net proceeds received by it from the sale of the Certificates in the manner specified in the Prospectus under "Use of Proceeds".

        (i) Whether or not the transactions contemplated in the Pooling and Servicing Agreement are consummated or this Agreement is terminated, the Depositor will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Depositor's counsel in connection with the purchase of the Mortgage Loans and the issuance and sale of the Certificates, (ii) all fees and expenses incurred in connection with the registration and delivery of the Certificates under the 1933 Act, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (iii) all costs and expenses related to the transfer and delivery of the Certificates to the Underwriters, including any transfer or other taxes payable thereon, (iv) the costs of printing or producing any "blue sky" memorandum in connection with the offer and sale of the Certificates under state securities laws and all expenses in connection with the qualification of the Certificates for the offer and sale under state securities laws as provided in Section 6(b)(i)(I), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the "blue sky" memorandum, (v) the cost of printing the Certificates, (vi) the costs and charges of any transfer agent, registrar or depository, (vii) the fees and expenses of the rating agencies incurred in connection with the issuance and sale of the Certificates and (viii) all other costs and expenses incident to the performance of the obligations of the Depositor hereunder for which provision is not otherwise made in this Section.

        (j) Except as herein provided, the Underwriters shall be responsible for the payment of all costs and expenses incurred by them, including, without limitation, (i) the fees and disbursements of counsel of the Underwriters and
(ii) such additional costs arising out of any Computational Materials and ABS Term Sheets prepared and/or distributed by the Underwriters, in connection with the purchase and sale of the Certificates.

        (k) So long as any Certificates are outstanding, upon request of an Underwriter, the Depositor will, or will cause the Master Servicer or Special Servicer to, furnish to such Underwriter a copy of (i) the annual statement of compliance delivered by the Master Servicer or the Special Servicer to the Trustee under the Pooling and Servicing Agreement, (ii) the annual independent public accountants' servicing report furnished to the Trustee pursuant to the Pooling and Servicing Agreement, (iii) each report of the Depositor regarding the Certificates filed with the Commission under the 1934 Act or mailed to the holders of the Certificates and (iv) from time to time, such other information concerning the Certificates which may be furnished by the Depositor, the Master Servicer or the Special Servicer without undue expense and without violation of applicable law or the Pooling and Servicing Agreement.

        (l) The Depositor will file with the Commission within fifteen days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the Certificates and the Mortgage Pool to the extent that such information is not set forth in the Prospectus. The Depositor will also file with the Commission a report on Form 8-K setting forth all Computational Materials and ABS Term Sheets (as such terms are defined herein) provided to the Depositor by any Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets by the Depositor, such Underwriter must comply with its obligations pursuant to
Section 4 and the Depositor must receive a letter from Deloitte & Touche LLP, certified public accountants, satisfactory in form and substance to the Depositor, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, as a result of which they have determined that the information included in the Computational Materials and ABS Term Sheets (if any), provided by such Underwriter to the Depositor for filing on Form 8-K pursuant to Section 4 and this subsection (l), and that the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Depositor to be material. The Depositor shall file any corrected Computational Materials or ABS Term Sheets described in Section 4(c)(iv) as soon as practicable following receipt thereof.

        Section 6       CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

        Each Underwriter's obligation to purchase the Certificates allocated to it as set forth on Schedule I hereto shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Depositor contained herein as of the date hereof and as of the Closing Date, to the performance by the Depositor in all material respects of its obligations hereunder and to the following conditions:


        (a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Depositor's knowledge, threatened by the Commission and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

                (ii) The Depositor is not aware of (A) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information or (B) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

        (b)     On the Closing Date, such Underwriter shall have received:

                (i) One or more opinions, dated the Closing Date, of counsel to the Depositor, in form and substance satisfactory to such Underwriter, substantially to the effect that:

               (A) The Depositor is a corporation in good standing under the laws of the State of Missouri.

               (B) The Depositor has the corporate power and authority to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement.

               (C) Each of this Agreement and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Depositor. Upon due authorization, execution and delivery by the other parties thereto, the Pooling and Servicing Agreement will constitute a valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by (1) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally and (2) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

               (D) When the Certificates, together with the other certificates issued under the Pooling and Servicing Agreement, have been duly and validly authorized, executed, authenticated, and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with this Agreement and the certificate purchase agreement of even date herewith between the Depositor and the Underwriters with respect to the sale of the privately offered certificates to the Underwriters and the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

               (E) The Registration Statement and any amendments thereto have become effective under the 1933 Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been initiated or threatened by the Commission.

               (F) At the time it became effective, the Registration Statement and each amendment thereto (other than any financial or statistical information included or incorporated by reference therein, as to which no opinion need be rendered), and at the time filed with the Commission, the Prospectus and each supplement thereto (other than any financial or statistical information included or incorporated by reference therein as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

               (G) To such counsel's knowledge, there are no material contracts, indentures, or other documents of the Depositor required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and other than any documents required to be filed on Form 8-K within 15 days of the closing.

               (H) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the issuance and sale of the Certificates in the manner contemplated by the Prospectus will not cause the Depositor or the Trust Fund to be subject to registration or regulation as an "investment company" under the Investment Company Act of 1940, as amended.

               (I) No consent, approval, authorization, or order of any New York, Missouri or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (1) such as have been obtained, (2) such as may be required under the blue sky or real estate syndication laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, as to which no opinion need be expressed and (3) any recordation of the assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that has not yet been completed.

               (J) Neither the sale of the Certificates to the Underwriters pursuant to this Agreement, nor the consummation by the Depositor of any other of the transactions contemplated by, or the fulfillment by the Depositor of the terms of, this Agreement or the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification or both, would constitute a default) under, (1) the articles of incorporation or by-laws of the Depositor or, (2) to the knowledge of such counsel, any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, or (3) any New York, Missouri or federal statute or regulation applicable to the Depositor or, (4) to the knowledge of such counsel, any order of any New York, Missouri or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor except, in the case of any of (2), (3) or (4), for any conflict, breach, violation or default that, in the judgment of such counsel, is not reasonably likely to materially and adversely affect the Depositor's ability to perform its obligations under this Agreement or the Pooling and Servicing Agreement.

               (K) The statements set forth in the Prospectus Supplement under the headings "DESCRIPTION OF THE CERTIFICATES" AND "THE POOLING AND SERVICING AGREEMENT", insofar as such statements purport to summarize certain provisions of the Certificates and the Pooling and Servicing Agreement, provide a fair summary of such provisions.

                (ii) An opinion, dated the Closing Date, of counsel to the Underwriters, reasonably acceptable to the Underwriters.

                (iii) In giving their opinions required by the foregoing subsections (i) and (ii) of this Section, counsel to the Depositor and the Underwriters, respectively, shall in each case additionally state that nothing has come to such counsel's attention that would lead it to believe that the Prospectus (other than any financial statements and supporting schedules and statistical and/or accounting information included therein, as to which such counsel need not comment), as of the date thereof or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such statement shall be based upon, among other things, conferences and telephone conversations with representatives of the parties hereto, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator and such statement may be qualified that, with limited exception, such counsel will not have reviewed any loan documents.

                (iv) Such opinion(s) may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion(s) may be qualified as an opinion only on the General Corporation Law of the State of Delaware (if applicable to an Underwriter), the laws of the State of New York, the laws of the State of Missouri (if applicable to the Depositor) and the federal law of the United States. Such opinion(s) may contain such other assumptions and qualifications reasonably satisfactory to the Underwriters as counsel to the Depositor or an Underwriter, as applicable, customarily makes in similar types of opinions relating to similar transactions.

        (c) On the Closing Date, each Underwriter shall have received a favorable opinion, dated the Closing Date, of special tax and ERISA counsel to the Depositor (i) regarding the qualification each of REMIC I, REMIC II and REMIC III as a real estate mortgage investment conduit within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986 and (ii) to the effect that the statements in the Base Prospectus and the Prospectus Supplement under the heading "ERISA Considerations", in the Base Prospectus under the heading "Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Material Federal Income Tax Consequences" to the extent that they constitute matters of state or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein. Such opinion(s) may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion(s) may be qualified as an opinion only on the federal tax and ERISA law of the United States. Such opinion(s) may contain such other assumptions and qualifications reasonably satisfactory to the Underwriters as such counsel customarily makes in similar types of opinions relating to similar transactions.


        (d) The Depositor shall have delivered to each Underwriter a certificate, dated the Closing Date, of the President, an Executive Vice President or other Vice President on behalf of the Depositor to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him or her of, this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

                (i) the representations and warranties of the Depositor in this Agreement and the Pooling and Servicing Agreement are true and correct in all material respects;

                (ii) the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                (iii) since the date of this Agreement, there has been no material adverse change in the financial condition of the Depositor;

                (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission; and

                (v) nothing has come to the attention of such person that would lead the signer to believe that the Prospectus (other than any Computational Materials or ABS Term Sheets incorporated therein by reference, as to which no opinion need be expressed) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (e) Each Mortgage Loan Seller shall have delivered to each Underwriter a certificate, dated the Closing Date, of the President, a Senior or Executive Vice President or other Vice President on its behalf to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him or her of, the Prospectus, the Pooling and Servicing Agreement, the respective Mortgage Loan Purchase Agreement, and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

                (i) the representations and warranties of Mortgage Loan Seller in the respective Mortgage Loan Purchase Agreement are true and correct in all material respects;

                (ii) Mortgage Loan Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the respective Mortgage Loan Purchase Agreement at or prior to the Closing Date; and

                (iii) since the date of its respective Mortgage Loan Purchase Agreement, there has been no material adverse change in the financial condition of Mortgage Loan Seller.

        (f) The Depositor and each Underwriter shall have received from Deloitte & Touche LLP, certified public accountants, a letter dated the Closing Date, in form and substance satisfactory to the Depositor and each Underwriter, stating in effect that:

                (i) they have performed certain specified procedures, as a result of which they have determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the data sheet or computer tape prepared by or on behalf of each Mortgage Loan Seller, unless otherwise noted in such letter; and

                (ii) they have compared the data contained in the data sheet or computer tape of MSDWMC and LaSalle referred to in the immediately preceding clause (i) to information contained in the Mortgage Loan files of MSDWMC and LaSalle and in such other sources as shall be specified by them, and found such data and information to be in agreement unless otherwise noted in such letter.

        (g) The Depositor and each Underwriter shall have received from Ernst and Young, certified public accountants, a letter dated the Closing Date, in form and substance satisfactory to the Depositor and each Underwriter, stating in effect that they have compared the data contained in the data sheet or computer tape of PNC and MLS to information contained in the Mortgage Loan files of PNC and MLS and in such other sources as shall be specified by them, and found such data and information to be in agreement unless otherwise noted in such letter.

        (h) Each Underwriter shall have received, with respect to each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party, (subject to the same limitations as set forth in Section 6(b)(i)(C)) the enforceability of the Pooling and Servicing Agreement against such party and such other opinions as shall be reasonably requested by such Underwriter. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by, officers and/or authorized representatives of parties to, the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may contain such other assumptions and qualifications reasonably satisfactory to the Underwriters as counsel to such party customarily makes in similar types of opinions relating to similar transactions.


        (i) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor or a Mortgage Loan Seller which such Underwriter concludes, in the reasonable judgment of such Underwriter, materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

        (j) The Mortgage Loan Sellers shall have sold the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreements.

        (k) The Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been withdrawn, suspended or qualified.

        (l) The Depositor shall have furnished to the Underwriters any opinions delivered to the Rating Agencies, and such opinions shall also be addressed to the Underwriters.

        (m) The Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel.

        Section 7       INDEMNIFICATION.

        (a) PNC and the Depositor shall indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), from and against any and all expenses, losses, claims, damages and other liabilities (including without limitation the reasonable costs of investigation and legal defense) (the "Liabilities") to the extent caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, insofar as the Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission with respect to any information in the Prospectus as to which such Underwriter has agreed to indemnify the Depositor pursuant to Section 7(b), PNC and the Depositor shall have no obligation to so indemnify and hold harmless.

        (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor and PNC, their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Depositor within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all Liabilities, but only with respect to (i) untrue statements or alleged untrue statements, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the Underwriter Information, (ii) any Liabilities arising out of or relating to claims asserted by any person who purchased Certificates that are the subject thereof if such person did not receive a copy of the Prospectus with the confirmation of the sale of such Certificates to such person in any case where the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and the Prospectus was furnished to such Underwriter, and (iii) untrue statements or alleged untrue statements, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the Computational Materials or ABS Term Sheets delivered to purchasers of the Certificates by such Underwriter, to the extent that such Computational Materials and ABS Term Sheets were prepared by such Underwriter and incorporated by reference into the Registration Statement or the Prospectus as a result of any filing pursuant to Section 5(k); provided, however, that such Computational Materials shall not include any Computational Information (as defined in the Indemnification Certificates) or any errors in the mathematical calculations reflected in such Computational Materials to the extent such errors result from such Computational Information; and provided, further, that any such omission or alleged omission relating to the Computational Materials shall be determined by reading such Computational Materials in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the Computational Materials and the Prospectus were made.


        (c) Each indemnified party shall give notice in writing as promptly as reasonably practicable to each party against whom such indemnity may be sought (the "indemnifying party") of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party, except to the extent that the indemnifying party was prejudiced by such failure. However, the failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have otherwise than on account of this Agreement. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. If any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party may participate at its own expense in the defense of any such action. To the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, the indemnifying party may elect to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. In any proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the prior written consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.


        (d) If the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable to an indemnified party under subsection (a) or (b) on grounds of public policy or otherwise, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offer and sale of the Certificates pursuant hereto or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or other liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand, and the Underwriters on the other, in connection with the offering of the Certificates shall be deemed to be in the same respective proportions that the total net proceeds from the sale of the Certificates (before deducting expenses) received by the Depositor and the total underwriting discounts and commissions received by the Underwriters in connection with the offering of the Certificates, bear to the aggregate offering price of the Certificates. The relative fault of the Depositor on the one hand and of such Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by such Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The parties hereto agree that it would not be just and equitable if contribution, as determined by subsection (d) above, were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. Notwithstanding the provisions of this Section 7, such Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the offering of the Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

        (f)     The indemnity and contribution agreements contained in this
Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, any Underwriter, any of their respective directors or officers, or any person controlling the Depositor or such Underwriter, and (iii) acceptance of and payment for any of the Certificates.

        (g) The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective amount of Certificates they have purchased hereunder, and not joint.

        (h) Each Underwriter will indemnify and hold harmless any other Underwriter and each person, if any, who controls such other Underwriter within the meaning of either the 1933 Act or the 1934 Act (the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement of material fact contained in any computational or other written materials developed by, mailed or otherwise transmitted by such indemnifying Underwriter, or any member of its selling group, in connection with the Certificates or in any revision or amendment thereof or supplement thereto or (ii) the failure of such indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 9, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This agreement will be in addition to any liability that any indemnifying Underwriter may otherwise have.

        Section 8       REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.

        All representations and warranties of the Depositor contained in this Agreement shall remain operative and in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Underwriter or any controlling person in respect of such Underwriter, and shall survive delivery of the Certificates to the Underwriters.


        Section 9       DEFAULTING UNDERWRITER

        (a) If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase Certificates that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Certificates which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Certificates to be purchased on such date, the other Underwriter(s) shall be obligated to purchase additional Certificates of each class such Underwriter was otherwise obligated to purchase hereunder and which such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Certificates that any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Certificates, without the written consent of such Underwriter.

        (b) If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase Certificates that it has agreed to purchase hereunder on such date and the aggregate principal amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Certificates to be purchased on such date and arrangements satisfactory to the non-defaulting Underwriter(s) and the Depositor for the purchase of such Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Depositor. In any such case any such non-defaulting Underwriter or the Depositor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        Section 10      TERMINATION OF AGREEMENT.

        (a) Any Underwriter may terminate its obligations under this Agreement, by notice to the Depositor, at any time at or prior to the Closing Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement.

        (b) Any Underwriter may terminate its obligations under this Agreement in the absolute discretion of such Underwriter, by notice given to the Depositor, if (A) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Depositor or Mortgage Loan Sellers or their respective affiliates shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or State of New York authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of such Underwriter, is material and adverse and (B) in the case of any of the events specified in clauses (A)(i) through (iv) above, such event singly or together with any other such event, makes it, in the judgment of such Underwriter, impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.


        (c) If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Depositor shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by such Underwriter in connection with this Agreement or the proposed purchase and sale of the Certificates.

        Section 11      NOTICES.

        All notices and other communications hereunder shall be in writing and shall be deemed duly given if sent by facsimile or delivered by courier, in either case with appropriate confirmation of receipt. Notices to Morgan Stanley & Co. Incorporated shall be directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, New York 10020, Attention: Gregory Walker, Esq.; notices to PNC Capital Markets, Inc. shall be directed to One PNC Plaza, 26th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, Attention: Craig Grenci; notices to ABN AMRO Incorporated shall be directed to 1325 Avenue of the Americas, New York, New York 10019, Attention: Legal Department; notices to Deutsche Banc Alex. Brown Inc. shall be directed to 31 West 52nd Street, New York, New York 10019,
Attention: Greg Hartch; notices to the Depositor shall be directed to PNC Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105; notices to PNC shall be directed to PNC Bank, National Association, 210 West 10th Street, 6th Floor, Kansas City, MO 64105, Attention:
Scott Manning; and as to any party, to such other address as may hereafter be furnished by such party to the others in writing.


        Section 12      PARTIES.

        This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the Underwriters and the Depositor and their respective successors and assigns and the controlling persons and officers and directors referred to in Sections 7 and 8 and their respective successors, assigns, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Depositor and their respective successors and assigns and said controlling persons and officers and directors and their respective successors and assigns heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.


        Section 13      GOVERNING LAW.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.


        Section 14      MISCELLANEOUS.

        This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. This Agreement may be signed in any number of duplicate originals, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                            [Signature Pages Follow]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Depositor in accordance with its terms.

                                         Very truly yours,

                                         PNC MORTGAGE ACCEPTANCE CORP.

                                         By:  /s/ Scott B. Manning
                                              ----------------------------------
                                              Name:  Scott B. Manning
                                                     ---------------------------
                                              Title: Senior Vice President
                                                     ---------------------------

                                         PNC BANK, NATIONAL ASSOCIATION

                                         By:  /s/ Jeffrey E. Johnson
                                              ----------------------------------
                                              Name:  Jeffrey E. Johnson
                                                     ---------------------------
                                              Title: Senior Vice President
                                                     ---------------------------

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:  /s/ David R. Warren
     ----------------------------------
      Name:  David R. Warren
             --------------------------
      Title: Managing Director
             --------------------------

PNC CAPITAL MARKETS, INC.

By:  /s/ Richard J. Tito
     ----------------------------------
      Name:  Richard J. Tito
             --------------------------
      Title: Senior Managing Director
             --------------------------

ABN AMRO INCORPORATED

By:  /s/ Linda A. Dawson
     ----------------------------------
      Name:  Linda A. Dawson
             --------------------------
      Title: Managing Director
             --------------------------

DEUTSCHE BANC ALEX. BROWN INC.

By:  /s/ Gregory B. Hartch
     ----------------------------------
      Name:  Gregory B. Hartch
             --------------------------
      Title: Director
             --------------------------

                                    EXHIBIT A
                                    ---------

                                FORM OF LEGEND TO
                   COMPUTATIONAL MATERIALS AND ABS TERM SHEETS

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc., ABN AMRO Incorporated and Deutsche Banc Alex. Brown Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

                                   SCHEDULE 1
                                   ----------


             PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-C1

================================ ================ ================ =============== ===============
          Underwriter                Class A-1       Class A-2           Class B       Class C-1
          -----------                ---------       ---------           -------       ---------
-------------------------------- ---------------- ---------------- --------------- ---------------
Morgan Stanley & Co.              $  65,201,000    $ 228,180,000    $ 14,060,000    $ 18,856,000
Incorporated
-------------------------------- ---------------- ---------------- --------------- ---------------
PNC Capital Markets, Inc.         $  64,500,000    $ 226,969,000    $ 14,000,000    $          0
-------------------------------- ---------------- ---------------- --------------- ---------------
ABN AMRO Incorporated             $   5,000,000    $  10,000,000    $          0    $          0
-------------------------------- ---------------- ---------------- --------------- ---------------
Deutsche Banc Alex. Brown Inc.    $  12,000,000    $  95,632,000    $  5,000,000    $          0
-------------------------------- ---------------- ---------------- --------------- ---------------
Total                             $ 146,701,000    $ 560,781,000    $ 33,856,000    $ 18,856,000
================================ ================ ================ =============== ===============


================================ ==================== ====================
          Underwriter                  Class C-2            Class C-2X
-------------------------------- -------------------- --------------------
Morgan Stanley & Co.              $    12,000,000      $    12,000,000
Incorporated
-------------------------------- -------------------- --------------------
PNC Capital Markets, Inc.         $             0      $             0
-------------------------------- -------------------- --------------------
ABN AMRO Incorporated             $             0      $             0
-------------------------------- -------------------- --------------------
Deutsche Banc Alex. Brown Inc.    $             0      $             0
-------------------------------- -------------------- --------------------
Total                             $    12,000,000      $    12,000,000
================================ ==================== ====================

                                   SCHEDULE 1
                                   ----------

============== ================================= ================== ============== =============
                                                      Initial
    Class             Initial Aggregate             Pass-Through      Purchase
 Designation      Principal Amount of Class 1           Rate           Price         Rating 3
 -----------      ---------------------------       ------------      --------       --------
-------------- --------------------------------- ------------------ -------------- -------------
     A-1                   $146,701,000               5.91%           100.489%        AAA/Aaa
-------------- --------------------------------- ------------------ -------------- -------------
     A-2                   $560,781,000               6.36%           101.007%        AAA/Aaa
-------------- --------------------------------- ------------------ -------------- -------------
      B                    $33,060,000                6.58%           101.051%         AA/Aa2
-------------- --------------------------------- ------------------ -------------- -------------
     C-1                   $18,856,000                6.80%           101.027%          A/A2
-------------- --------------------------------- ------------------ -------------- -------------
     C-2                   $12,000,000                2.57%           71.325%           A/A2
-------------- --------------------------------- ------------------ -------------- -------------
     C-2X                  $12,000,000                4.23%           29.702%           A/A2
============== ================================= ================== ============== =============

--------
1    Subject to a variance of plus or minus 5.0% per class

2 Expressed as a percentage of the aggregate stated amount of the relevant class of Certificates to be purchased. The purchase price for each class of the Certificates will include accrued interest at the initial Pass-Through Rate therefor on the aggregate stated amount thereof to be purchased from the Cut-Off Date to but not including the Closing Date.

3    By each of Moody's and Standard & Poor's.